Exhibit 23

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Scott & Stringfellow Financial, Inc.

We consent to the incorporation by reference in the registration statements (No. 33-23535, No. 33-54700 and No. 333- 1881) on Form S-8 of Scott & Stringfellow Financial, Inc. of our report dated July 29, 1996, relating to the consolidated statements of financial condition of Scott & Stringfellow Financial, Inc. and subsidiaries as of June 28, 1996 and June 30, 1995, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years ended June 28, 1996, June 30, 1995 and June 24, 1994, and our report dated July 29, 1996 on the financial statement schedule as of June 28, 1996 and June 30, 1995 and for the years ended June 28, 1996, June 30, 1995 and June 24, 1994, which reports appear or are incorporated by reference in the June 28, 1996 annual report on Form 10-K of Scott & Stringfellow Financial, Inc.

KPMG Peat Marwick LLP

Richmond, Virginia
September 20, 1996